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                                                                    Exhibit 12.1


                                                         Ratio of Earnings to Fixed Charges               |
                                         ---------------------------------------------------------------  |  --------------------
                                                                                                          |   Three Months Ended
                                                           Fiscal Year Ended December 31,                 |        March 31,
                                          --------------------------------------------------------------  |  --------------------
                                            1999      2000        2001      2002       2003       2004    |    2004        2005
                                          -------  ----------  ---------  ---------  --------   --------  |  --------    --------
                                                                                                          |
Net income (loss) before income taxes...  $ 6,926  $(107,155)  $(78,821)  $(32,381)  $(21,307)   (22,475) |  $(10,336)   $    958
                                                                                                          |
Total fixed charges.....................    3,992      3,923      3,817      3,769      4,057      4,337  |     1,077       1,097
                                          -------  ---------   --------   --------   --------   --------  |  --------    --------
Total income (loss) before income taxes                                                                   |
  and fixed charges.....................  $10,918  $(103,232)  $(75,004)  $(28,612)  $(17,250)  $(18,138) |  $ (9,259)   $  2,055
                                          =======  =========   ========   ========   ========   ========  |  ========    ========
Fixed Charges...........................                                                                  |
                                                                                                          |
Interest expense........................  $    90  $      62   $     --   $     --   $    338   $    673  |  $    156         190
                                                                                                          |
Assumed interest attributable to rentals    3,902      3,861      3,817      3,769      3,719      3,664  |       921         907
                                          -------  ---------   --------   --------   --------   --------  |  --------    --------
Total fixed charges.....................  $ 3,992  $   3,923   $  3,817   $  3,769   $  4,057   $  4,337  |  $  1,077       1,097
                                          =======  =========   ========   ========   ========   ========  |  ========    ========
                                                                                                          |
                                                                                                          |
Ratio of earnings to fixed charges(1)...     2.73        N/A        N/A        N/A        N/A        N/A  |       N/A        1.87
                                                                                                          |
Deficiency of earnings                                                                                    |
  available to cover fixed charges(2)...      N/A  $(107,155)  $(78,821)  $(32,381)  $(21,307)  $(22,475) |  $(10,336)        N/A

(1) Ratio of earnings to fixed charges means the ratio of net income (before fixed charges and income taxes) to fixed charges, where fixed charges are the aggregate of interest expense, the portion of interest expense under operating leases deemed by us to be representative of the interest factor and amortization of debt issuance costs.

(2) Due to net losses incurred in the quarter ended March 31, 2004 and the years ended December 31, 2000, 2001, 2002, 2003 and 2004, the ratio of earnings to fixed charges in those periods was less than 1:1. We would have had to generate additional earnings in the amounts indicated in the table to have achieved a ratio of 1:1.